EXHIBIT 3.1
                                                                     -----------




                               HARSCO CORPORATION

                                      ****

                                     BY-LAWS

                                      ****



As adopted by the original incorporators of Harsco Corporation and approved by the Board of Directors of Harsco Corporation at the first meeting of Directors held February 29, 1956,

                                       and

Including amendment of Section 2, Article II proposed at the Board of Directors meeting held May 22, 1956 and amended at the meeting of the Board of Directors held June 21, 1956,

                                       and

Including amendment of Section 2, Article II proposed at the Board of Directors meeting held July 31, 1956 and amended at the meeting of the Board of Directors held August 28, 1956,

                                       and

Including amendment of Section 2, Article II proposed at the Board of Directors meeting held November 25, 1958 and amended at the meeting of the Board of Directors held December 30, 1958,

                                       and

Including amendment of Section 2, Article II proposed at the Board of Directors meeting held April 30, 1963 and amended at the meeting of the Board of Directors held June 12, 1963,

                                       and

Including amendment of Section 8, Article II proposed at the Board of Directors meeting held August 8, 1967 and amended at the meeting of the Board of Directors held September 26, 1967,

                                       and

Including amendment of Section 3, Article III proposed at the Board of Directors meeting held June 11, 1968 and amended at the meeting of the Board of Directors held July 23, 1968,

                                       and

Including amendment of Section 1, Article IV proposed at the Board of Directors meeting held February 17, 1970 and amended at the meeting of the Board of Directors held April 28, 1970,

                                       and

Including amendment of Section 3, Article III proposed at the Board of Directors meeting held June 31, 1972 and amended at the meeting of the Board of Directors held July 25, 1972,

                                       and

Including the amendment of Section 6, Article II and the amendment of Article VII proposed at the Board of Directors meeting held April 27, 1976 and amended at the meeting of the Board of Directors held June 8, 1976,

                                       and

Including the amendment of Section 8, Article II proposed and adopted at the meeting of the Board of Directors held April 6, 1981,

                                       and

Including a restatement of all Articles proposed and adopted at the meeting of the Board of Directors held February 18, 1982,

                                       and

Including the amendment of Section 1, Article II, the amendment of Section 2,
Article II, the addition of a new Section 3, Article II, the amendment of the first paragraph of renumbered Section 7, Article II, the deletion of existing
Section 7, Article II, the amendment of Section 11, Article II, and the amendment of Sections 2 through 4, Article III proposed and adopted at the meeting of the Board of Directors held February 19, 1986,

                                       and

Including the amendment of Section 9, Article III proposed and adopted at the meeting of the Board of Directors held March 15, 1990 and effective April 25, 1990,

                                       and

Including the amendment of Sections 6, 7 and 9, Article II and the amendment of Sections 2, 3 and 4, Article III proposed at the Board of Directors meeting held January 25, 2005 and amended at the annual meeting of the stockholders of Harsco Corporation held April 26, 2005,

                                       and

Including the amendment of Sections 1 and 3, Article V proposed and adopted at the meeting of the Board of Directors held January 23, 2007 and effective January 23, 2007.

                                     BY-LAWS

                                       OF

                               HARSCO CORPORATION



ARTICLE I

                                     OFFICES


Section 1. Registered Office. The registered office of the Corporation shall be in the City of Wilmington, County of New Castle, State of Delaware until otherwise established by a vote of a majority of the Board of Directors in office, and a statement of such change is filed in the manner provided by statute.

Section 2. Other Offices. The Corporation may also have offices at such other places within or without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation requires.

                                   ARTICLE II

                              STOCKHOLDERS MEETINGS
                              ---------------------

Section 1. Annual Meetings. The annual meeting of the stockholders of the Corporation shall be held at such place within or without the State of Delaware and on such date and at such time as shall be designated by the Board of Directors and as shall be designated in the notice of said meeting, which day shall be not more than thirteen months after the preceding annual meeting, for purpose of electing Directors and for the transaction of such other business as may properly be brought before the meeting. If no such place, date and time are fixed by the Board of Directors, then the meeting shall be held at the principal office of the Corporation on the last Tuesday of April, if not a legal holiday, and if a legal holiday, on the next succeeding day, at 10:00 a.m.

At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation, not less than sixty days nor more than ninety days prior to the meeting; provided, however, that in the event that less than seventy days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the tenth day following the date on which such notice of the date of the annual meeting was mailed or such public disclosure was made. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposed to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting, (b) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business, (c) the class and number of shares of the Corporation which are beneficially owned by the stockholder, and (d) any material interest of the stockholder in such business. Notwithstanding anything in the By-laws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section 1. The presiding officer of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of this Section 1, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

Section 2. Special Meetings. Special meeting of stockholders may be called at any time in the manner provided in Article Fifteenth of the Restated Certificate of Incorporation, may be held at such place within or without the State of Delaware and on such date and at such time as shall be designated by the Board of Directors and stated in the notice of said meeting.

Section 3. Stockholder Action. Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders.

Section 4. Notice of Meetings. Notice of the time, place and purpose or purposes of every meeting of stockholders shall be in writing and signed by the President or Vice President or the Secretary or an Assistant Secretary, and a copy thereof shall be served upon each stockholder of record entitled to vote at such meeting either personally or by mail at the address of each stockholder as shown by the stock records of the Corporation, or by any other lawful means, not less than ten, or more than sixty, days before the meeting.

Section 5. Quorum. A quorum at all meetings of stockholders shall consist of the holders of record of a majority of the shares of the capital stock of the Corporation, issued and outstanding, entitled to vote at the meeting, present in person or by proxy, except as otherwise provided by law or the Certificate of Incorporation. In the absence of a quorum at any meeting or any adjournment thereof, a majority of those present in person or by proxy and entitled to vote may adjourn such meeting from time to time. At any such adjourned meeting at which a quorum is present any business may be transacted which might have been transacted at the meeting as originally called. If a quorum is present at any meeting of stockholders and the meeting is adjourned to reconvene at a later time or date or different place, no notice need be given other than an announcement at the meeting of the place, date and time to which the meeting is adjourned, provided that if any adjournment, whether a quorum is present or not, is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 6. Organization. Meetings of the stockholders shall be presided over by the Chairman of the Board of Directors, or the President, a Vice President, or if none of the foregoing is present, by a chairman to be chosen by the holders of a majority of the shares of capital stock present in person or by proxy entitled to vote at the meeting. The Secretary of the Corporation, or in his absence, an Assistant Secretary, shall act as Secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present, the chairman of the meeting shall choose any person present to act as secretary of the meeting.

Section 7. Voting. Except as otherwise provided by law, at every meeting of stockholders, each stockholder of the Corporation entitled to vote at such meeting shall have one vote in person or by proxy for each share of stock having voting rights held by him and registered in his name on the books of the Corporation.

Any vote with respect to stock of the Corporation may be cast by the stockholder entitled to vote in person or by his proxy appointed by an instrument in writing, subscribed by such stockholder or by his authorized attorney, and delivered to the secretary of the meeting; provided, however, that no proxy shall be voted or acted upon after three years from its date, unless said proxy provides for a longer period. A proxy, unless coupled with an interest, shall be revocable at will, notwithstanding any other agreement or any provision in the proxy to the contrary, but the revocation of a proxy shall not be effective until notice thereof has been given to the Secretary of the Corporation.

A proxy shall not be revoked by the death or incapacity of the maker unless, before the authority is exercised, written notice of such death or incapacity is given to the Secretary of the Corporation. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether or not the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally.

Except as otherwise required by law or these By-laws, a quorum being present, any matter coming before any meeting of the stockholders shall be decided by a vote of a majority of the shares of capital stock entitled to vote upon such a matter present in person or by proxy at such meeting. At all elections of directors, a quorum being present, the voting shall be by ballot and a plurality of the votes cast shall elect.

Section 8. List of Stockholders. At least ten days before every meeting of stockholders, the Secretary shall prepare and make a complete list of stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of the stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

Section 9. Inspectors of Election. All elections of directors shall be by written ballot, unless otherwise provided in the Certificate of Incorporation; the vote upon any other matter need not be by ballot. In advance of any meeting of stockholders the Board of Directors shall appoint one or more inspectors of election, who need not be stockholders, to act at such meeting or any adjournment thereof. The Board of Directors may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the chairman of any such meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of the duties of inspector, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such inspector's ability. No person who is a candidate for office shall act as an inspector.

If inspectors of election are appointed as aforesaid, they shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity and effect of proxies; receive votes or ballots; hear and determine all challenges and questions in any way arising in connection with the right to vote; count and tabulate all votes; determine the result; and do such acts as may be proper to conduct the election or vote with fairness to all stockholders. If there be three inspectors of election, the decision, act or certificate of a majority shall be effective in all respects as the decision, act or certificate of all.

On request of the Chairman of the meeting or of any stockholder or his proxy, the inspectors shall make a report in writing or any challenge or question or matter determined by them, and execute a certificate of any fact found by them.

Section 10. Record Holder of Shares. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

Section 11. Fixing Record Date.  The Board of Directors shall have the power to:

     a. Fix a time not more than sixty or less than ten days before the date of any meeting of stockholders at the time as of which stockholders entitled to notice of and to vote at such meeting shall be determined; and

     b. Fix a time not more than sixty days before the date fixed for the payment of any dividend or other distribution or allotment of any rights or the exercise of any rights in respect of any change, conversion or exchange of stock for any other lawful action, at the time as of which stockholders whose consent is required or may be expressed for any purpose or stockholders entitled to receive any such dividend, distribution, allotment of rights or right to exercise rights shall be determined; and all persons who are holders of record of voting stock at such time and no others shall be entitled to notice of and to vote at such meeting and only stockholders of record at the time so fixed shall be entitled to receive such dividend, distribution, allotment of rights or rights to exercise rights.

                                   ARTICLE III

                                    DIRECTORS
                                    ---------

Section 1. Powers. The property, affairs and business of the Corporation generally shall be managed under the direction of the Board of Directors, who may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law or the Certificate of Incorporation or the By-laws to be exercised or done by the stockholders.

Section 2. Number, Qualification, Election and Terms. Except as otherwise fixed pursuant to the provisions of Article Fourth of the Certificate of Incorporation relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect additional Directors under specified circumstances, the number of Directors shall be fixed from time to time by the Board of Directors but shall not be less than five nor more than twelve persons. No person who shall have attained the age of seventy-two shall be eligible for election to the Board of Directors unless he shall be nominated by a three-fourths vote of the members of the Board present. The Directors shall be elected at each annual meeting of stockholders, except as provided in Section 3 of this Article III, and each Director shall hold office until the next annual meeting of stockholders and until such Director's successor is elected and qualified, except as required by law.

The term "entire Board" as used in these By-laws means the total number of Directors, as from time to time fixed by the Board, which the Corporation would have if there were no vacancies.

Subject to the rights of holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, nominations for the election of Directors may be made by the Board of Directors or a committee appointed by the Board of Directors or by any stockholder entitled to vote in the election of Directors generally. However, any stockholder entitled to vote in the election of Directors generally may nominate one or more persons for election as Directors at a meeting only if written notice of such stockholder's intent to make such nomination or nominations has been given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Corporation not later than (i) with respect to an election to be held at an annual meeting of stockholders, ninety days prior to the anniversary date of the immediately preceding annual meeting, and (ii) with respect to an election to be held at a special meeting of stockholders for the election of Directors, the close of business on the seventh day following the date on which notice of such meeting is first given to stockholders. Each such notice shall set forth: (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (d) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; and (e) the consent of each nominee to serve as a Director of the Corporation if so elected. The presiding officer of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

Section 3. Newly Created Directorships and Vacancies. Except as otherwise fixed pursuant to the provisions of Article Fourth of the Certificate of Incorporation relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect Directors under specified circumstances, newly created directorships resulting from any increase in the number of Directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled solely by the affirmative vote of a majority of the remaining Directors then in office, even though less than a quorum of the Board of Directors, or by a sole remaining Director. Any Director elected in accordance with the preceding sentence shall hold office until the next annual meeting of the stockholders and until such Director's successor is elected and qualified, except as required by law. No decrease in the number of Directors constituting the Board of Directors shall shorten the term of any incumbent Director.

Section 4. Removal. Subject to the rights of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect Directors under specified circumstances, any Director may be removed from office, with or without cause, only by the affirmative vote of the holders of eighty percent of the combined voting power of the then outstanding shares of stock entitled to vote generally in the election of Directors, voting together as a single class.

Section 5. Resignations. Any Director of the Corporation may resign at any time by giving written notice to the President or Secretary of the Corporation. Such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 6. Meetings. Meetings of the Board of Directors shall be held at such place within or without the State of Delaware as may from time to time be fixed by resolution of the Board or as may be specified in the call of any meeting. Regular meetings of the Board of Directors shall be held at such times and places as may at any time be fixed by resolution of the Board and may be held without further notice. A meeting of the Board shall be held without notice immediately following the annual meeting of the stockholders.

Special meetings may be held at any time upon the call of the Chairman of the Board, the President or three of the Directors then in office. Notice of any special meeting shall be given to each Director orally, telegraphically or otherwise in writing, and shall contain the place, time and date of the meeting. Meetings may be held at any time without notice if those not present waive notice of the meeting in writing.

One or more Director may participate in a meeting of the Board, or of a committee of the Board, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this paragraph shall constitute presence in person at such meeting.

Section 7. Quorum, Manner of Acting and Adjournment. At all meetings of the Board of Directors a majority of the Directors shall constitute a quorum for the transaction of business and the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the board of Directors, except as may be otherwise specifically provided by law or by the Certificate of Incorporation. If a quorum shall not be present at any meeting of the Board of Directors, the Directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Unless otherwise restricted by the Certificate of Incorporation or these By-laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board.

Section 8. Committees. The Board of Directors may in its discretion, by resolution adopted by a majority of the whole Board, appoint committees which shall have and may exercise, to the extent permissible under the General Corporation Law of Delaware and the Certificate of Incorporation, such powers as shall be conferred or authorized by the resolution appointing them. The Board shall have the power at any time to change the members of any such committee, to fill vacancies thereon, and to discharge any such committee.

Section 9. Indemnification of Directors and Officers. The Corporation shall, to the fullest extent permitted by applicable law, indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including any such actions by or in the right of the corporation or other entity) by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation (or of such a constituent corporation, including any constituent of a constituent, absorbed in a consolidation or merger by the Corporation), or is or was serving at the request of the Corporation (or of such a constituent corporation) as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against all expenses (including attorneys' fees and costs), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding upon a determination having been made as to his good faith and conduct as required by applicable law. Expenses incurred in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding to the extent, if any, authorized by the Board upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation. The rights provided hereby shall not be deemed exclusive of any other such rights provided for pursuant to agreement or otherwise.

Section 10. Compensation of Directors. Unless otherwise restricted by the Certificate of Incorporation, the Board of Directors shall have the authority to fix the compensation of Directors. The Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as Director or both. No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor. Members of committees may be allowed like compensation for attending committee meetings.

                                   ARTICLE IV

                                    OFFICERS
                                    --------

Section 1. Number. The Board of Directors, immediately following the annual meeting of the stockholders of the Corporation, shall elect a Chairman of the Board, a President, a Secretary and a Treasurer, and from time to time may appoint such Assistant Secretaries, Assistant Treasurers and such other officers, including one or more Vice Presidents, as it may deem proper. Any two offices, other than the offices of President and Secretary, may be held by the same person.

Section 2. Term and Removal. The term of office of all officers shall be one year and until their respective successors are elected and qualify, but any officer may be removed from office, either with or without cause, at any time by the affirmative vote of a majority of the members of the Board of Directors then in office. A vacancy in any office arising from any cause may be filled for the unexpired portion of the term by the Board of Directors.

Section 3. Powers and Duties. The officers of the Corporation shall each have such powers and duties as generally pertain to their respective offices, and in addition thereto, such powers and duties as may from time to time be conferred by the Board of Directors.

The Chairman of the Board shall preside at all meetings of the Board of Directors and of the stockholders and shall advise and consult with the other members of the Board, the President and other officers concerning the property, affairs and business of the Corporation. He shall, in the absence or incapacity of the President, perform all duties and functions of the President.

The President shall see that all orders and resolutions of the Board are carried into effect, subject, however, to the right of the Directors to delegate any specific powers, except such as may be by statute exclusively conferred on the President, or any other officer or officers of the Corporation. He shall, in the absence or incapacity of the Chairman of the Board, perform all duties and functions of the Chairman of the Board.

The Chief Executive Officer of the Corporation shall be either the Chairman of the Board or the President, as may be designated by the Board of Directors from time to time. He shall exercise general supervision over the property, affairs and business of the Corporation and shall possess and exercise such powers as may be granted to him by action of the Board.

The Vice Presidents of the Corporation shall have the authority and shall perform such duties and services as shall be assigned to or required of them from time to time by the Board of Directors or the Chief Executive Officer.

The Treasurer, subject to the supervision of the President, shall have the care and custody of all funds and securities of the Corporation. He shall cause all such funds to be deposited in the name of the Corporation in such banks as the Board of Directors may direct, and he shall keep permanent records of the evidences of property or indebtedness and of the financial transactions of the Corporation. The Treasurer shall exercise such other powers and perform such other duties as may be conferred or imposed upon him by law, by the By-laws or by the Board of Directors.

The Secretary shall attend all meetings of the Board and of the stockholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose; and shall perform like duties for the committees, if any, when required. He shall give, or cause to be given, notice of all meetings of the stockholders and of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or the President. He shall keep in the safe custody the seal of the Corporation, and when any instrument requiring the corporate seal to be affixed shall first have been signed by the Chairman of the Board, the President or a Vice President, shall affix the seal to any instrument requiring it and, when so affixed, it shall be attested by his signature.

In the absence or incapacity of the Secretary, any Assistant Secretary may, except as otherwise provided by law, exercise the powers and perform the duties of the Secretary.

In the absence or incapacity of the Treasurer, any Assistant Treasurer may, except as otherwise provided by law, exercise the powers and perform the duties of the Treasurer.

Section 4. Subordinate Officers, Committees and Agents. The Board of Directors may from time to time elect such other officers and appoint such committees, employees or other agents as it deems necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as are provided in these By-laws, or as the Board of Directors may from time to time determine. The Board of Directors may delegate to any officer or committee the power to elect subordinate officers and to retain or appoint employees or other agents, or committees thereof, and to prescribe the authority and duties of such subordinate officers, committees, employees or other agents.

Section 5. Miscellaneous. All checks and drafts on the Corporation's bank accounts and all bills of exchange and promissory notes and all acceptances, obligations and other instruments for the payment of money shall be signed by such officer or officers, agent or agents, as shall be authorized from time to time by the Board of Directors.

                                    ARTICLE V

                                      STOCK
                                      -----

Section 1. Form of Certificates. The shares of capital stock of the Corporation will be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of the Corporation's stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. The certificates for shares of stock shall be in such form as the Board of Directors may from time to time prescribe. The certificates of stock shall be signed by, or in the name of, the Corporation by the Chairman of the Board of Directors, or the President or a Vice President, and by the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer of the Corporation and sealed with the seal of the Corporation. Such seal may be a facsimile, engraved or printed. If such certificate is countersigned (1) by a transfer agent other than the Corporation or its employees, or (2) by a registrar other than the Corporation or its employees, any other signature on the certificate may be a facsimile, engraved or printed. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

Section 2. Lost, Stolen, Destroyed or Mutilated Certificates. No certificates for shares of stock in the Corporation shall be issued in place of any certificate alleged to have been lost, destroyed or stolen, except on production of such evidence of such loss, destruction or theft and on delivery to the Corporation, if the Board of Directors shall so require, of a bond of indemnity in such amount (not exceeding twice the value of the shares represented by such certificate), upon such terms and secured by such surety as the Board of Directors may in its discretion require.

Section 3. Transfer Agent Registrar. The Board of Directors may appoint one or more transfer clerks or one or more transfer agents and one or more registrars, and may require all certificates of stock, if any, to bear the signature or signatures of any of them. Any such transfer clerk, transfer agent and registrar shall transfer stock in accordance with its customary transfer procedures and in accordance with applicable laws and regulations.


                                   ARTICLE VI

                                   FISCAL YEAR
                                   -----------

The fiscal year of the Corporation shall begin on the first day of January in each year and shall end on the thirty-first day of December next following.

                                  ARTICLE VII

                                 CORPORATE SEAL
                                 --------------

The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Delaware." Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

                                  ARTICLE VIII

                                   AMENDMENTS
                                   ----------

The stockholders, by the affirmative vote of a majority of the stock issued and outstanding and entitled to vote, may at any regular or any special meeting alter or amend these By-laws, if notice that such matter is to be presented is contained in the notice of the meeting.

The Board of Directors, by the affirmative vote of a majority of its members, may at any regular or any special meeting alter or amend these By-laws.